AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON MAY 23, 2000

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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

Filed by the Registrant [__]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
      [__] Preliminary Proxy Statement
      [__] Confidential, For Use of the Commission Only (as permitted by Rule
           14a-6 (e) (2))
      [__] Definitive Proxy Statement
      [__] Definitive Additional Materials
      [X ] Soliciting Material Under Rule 14a-12

                               DEXTER CORPORATION

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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                              ISP INVESTMENTS INC.

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    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

      [X] No fee required.
      [_] Fee computed on table below per Exchange Act Rules 14a-6(I) (1) and
          0-11.

      1)    Title of each class of securities to which transaction applies:



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      2)    Aggregate number of securities to which transaction applies:



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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



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      4)    Proposed maximum aggregate value of transaction:



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NY2:\875649\01\54104.0016

      5)    Total fee paid:



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     [_] Fee paid previously with preliminary materials:


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     [_] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)       Amount previously paid:
     2)       Form, Schedule or Registration Statement No.:
     3)       Filing Party:
     4)       Date Filed:


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FOR IMMEDIATE RELEASE               CONTACT:
Tuesday, May 23, 2000               Edward G. Novotny & Associates, Inc.
                                    (212) 490-2065/2977


                    INTERNATIONAL SPECIALTY PRODUCTS REDUCES
                    ----------------------------------------
                  DEXTER ACQUISITION PROPOSAL TO $45 PER SHARE
                  --------------------------------------------


     WAYNE, NJ - International Specialty Products Inc. (NYSE - "ISP") has forwarded the following letter to K. Grahame Walker, Chairman and Chief Executive Officer of Dexter Corporation (NYSE - "DEX"):


May 23, 2000


Mr. K. Grahame Walker
Chairman and Chief Executive Officer
Dexter Corporation
One Elm Street
Windsor Locks, CT  06096

Dear Grahame,

         This is to advise you that ISP is withdrawing herewith the increase in its proposal to acquire Dexter from $45 to $50 per share. Our original December $45 per share cash proposal to acquire the Company still stands.

         As we previously indicated, ISP has been struggling for quite some time now to keep its offer in place in the face of what we view to be Dexter's delaying tactics and its mishandling of the process to maximize shareholder value, as well as the recent volatility of the financial markets and substantial increases in interest rates. In addition, as we previously warned, your most recent decision to proceed down a path toward piecemeal liquidation of the Company's wholly owned businesses, we believe, has now diminished shareholder values. As a result of the above, ISP is no longer in a position to continue its $50 per share offer for Dexter.

NY2:\915447\01\54104.0016

         We note that although the financial and equity markets were taking a decided downturn over recent months, you persisted in our view in overplaying your hand -- refusing to accept any of our proposals. Moreover, Dexter has continued to make repeated optimistic prognostications as to its progress with respect to the bidding process. Notwithstanding the fact that Dexter's deadline for final bids was April 19th, not until your May 17th letter to Dexter shareholders did you disclose for the first time that the downturn in the markets had adversely affected your efforts to sell Dexter. We also take note of the fact that, notwithstanding these developments, you continue to report in your May 17th shareholders' letter that you believe there is strong interest in the acquisition of Dexter and Life Technologies in a single transaction and that values in excess of $50 per share are achievable by selling off Dexter's individual businesses.

         We are extremely skeptical of these pronouncements in light of the fact that your Company has been unable to realize on its program for maximizing shareholder values since our proposal for Dexter more than five months ago. So also, as we stated earlier, we believe that the way in which the Company has handled this entire matter has only diminished shareholder value and will in our opinion continue to do so. We, of course, reserve the right to make further adjustments to our proposal for Dexter prior to the June 30 Annual Meeting so as to reflect the impact of any additional actions you may take.

         As is made clear by your threat to enter into "unconditional, binding agreements to sell the businesses" and statements by Dexter's representatives in the press to do so before the June 30 Annual Meeting, it would appear that you do not intend to seek the approval of Dexter shareholders for such sale of assets. As we have communicated earlier, we believe this is not only violative of Connecticut corporate law but totally contrary to Dexter's prior stated commitment to "present a definitive transaction to [its] shareholders". Accordingly, unless you disavow such intention, we intend to bring a legal action to preserve the right of Dexter shareholders to vote on any transactions you may be contemplating.

Sincerely,



/s/ Samuel J. Heyman
Chairman
International Specialty Products Inc.

/s/ Sunil Kumar
President and Chief Executive Officer
International Specialty Products Inc.

                                     * * * *

     International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.


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


     ISP HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION RELATING TO ISP'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF DEXTER CORPORATION FOR USE AT DEXTER'S 2000 ANNUAL MEETING. ISP STRONGLY ADVISES ALL DEXTER SHAREHOLDERS TO READ THE FINAL, DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE FINAL DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO ALL DEXTER SHAREHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP:\\WWW.SEC.GOV. THE PRELIMINARY PROXY STATEMENT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE. INFORMATION RELATING TO THE PARTICIPANTS IN ISP'S PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT.

     This press release may contain "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's Annual Report on Form 10-K, that is filed with the U.S. Securities and Exchange Commission and are incorporated herein by reference.



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